UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 21, 2014

Juniper Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34501	770422528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 North Mathilda Avenue, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 745-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective August 21, 2014, Juniper Networks, Inc. (the "Company") agreed to assign certain of its existing leases described below (each a "Lease" and collectively, the "Leases") to Google Inc., a Delaware corporation ("Assignee"), each pursuant to an Assignment and Assumption of Lease (each an "Assignment" and collectively the "Assignments"). The Assignments transferred the Company’s interest in the leased premises located at (i) 1194 N. Mathilda Avenue, Sunnyvale California (as further described in the agreements incorporated by reference as Exhibits 10.36, 10.40, and 10.42 to the Company’s Annual Report on Form 10-K filed February 26, 2014 (the "Form 10-K")); (ii) 1184 N. Mathilda Avenue, Sunnyvale California (as further described in the agreements incorporated by reference as Exhibits 10.37 and 10.41 to the Company’s Form 10-K); and (iii) 1220 N. Mathilda Avenue, Sunnyvale California (as further described in the lease agreements incorporated by reference as Exhibits 10.38, 10.39, and 10.43 to the Company’s Form 10-K), respectively. Each of the three Assignments received the express written consent of the Company’s then-current landlord, FSP-Sunnyvale Office Park, LLC ("Landlord"), as well as the administrative agent for the holder of certain liens secured upon the buildings on the leased premises (each a "Consent to Assignment" and collectively the "Consents to Assignment").

As described in the Consents to Assignment, the Company paid the aggregate amount of approximately $12.3 million to Landlord in order to satisfy the Company’s agreed upon liability for the remainder of each of the Lease terms, as well as Assignee’s requirement for amended leasehold covenants. By entering into the Assignments, the Company will avoid future rent obligations under the Leases of approximately $112 million.

The Company retains liability for its performance, liabilities and obligations under the Leases up to the Assignment Date. Following the Assignment Date, Assignee is fully liable for its performance, liabilities and obligations under the Leases and Assignee has indemnified the Company in this respect.

Concurrently with the assignment of the Leases, the Company, as subtenant, executed a sublease with Assignee, as sub landlord, for the premises located at 1194 N. Mathilda Avenue, Sunnyvale, California for a period of two years, with a one-time right to extend the term for up to six months (the "Sublease"). The Sublease received the express written consent of the Landlord and the Administrative Agent.

The foregoing description of the Assignments and Consents to Assignment is a summary and is qualified in its entirety by the terms of the Assignments and Consents to Assignment, copies of which will be filed with the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2014.

Item 7.01 Regulation FD Disclosure.

As a result of the assignment of the Leases described in Item 1.01 above, the Company will reverse previously recorded lease restructuring costs of approximately $33.8 million in the quarter ended September 30, 2014.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goals,” “guidance,” “intend,” “may,” “plan,” “position,” “potential,” “project,” “ seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. These forward-looking statements include estimates of costs avoided and a reversal of recorded costs. All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements and from actual future events or results due to a variety of factors, including, without limitation, possible changes in the size and components of expected costs and restructuring cost reversals. This and other important factors are described in reports and documents the Company files from time to time with the Securities and Exchange Commission, including the factors described under the sections titled “Risk Factors” in the Company’s most recently submitted Quarterly Report on Form 10-Q. Undue reliance should not be placed on the forward-looking statements in this Form 8-K, which are based on information available to us on the date hereof. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

August 27, 2014	By:	/s/ Mitchell L. Gaynor

Name: Mitchell L. Gaynor
Title: Executive Vice President and General Counsel